Exhibit 99.1

February 11, 2010 Presentation to Ad Hoc Committee of SFI Noteholders

Business Plan and Debt Capacity Analysis

Confidential

Preliminary FYE 2009 Results

- Adjusted EBITDA declined from approximately $275.3 million in 2008 to an estimated $193.7 million in 2009. SFTP Cash Adjusted EBITDA declined from approximately $240.4 million in 2008 to an estimated $166.4 million in 2009.
- Reductions in costs of approximately $18 million versus prior year and $42 million versus budgeted levels were realized; however, attendance and per capita guest spending declines, as well as a 28% year-over-year decrease in sponsorship and licensing revenue, resulted in the overall declines.

Historical Actuals vs. 2009 Budget vs. 2009 Estimated Results

(in millions except Per Caps)	2006 Actual	2007 Actual	2008 Actual	2009 Budget	2009E
Attendance	24.8	24.9	25.3	24.8	23.8
Per Caps:					
Ticket	$21.04	$21.05	$21.10	$21.11	$20.57
In Park	$15.85	$16.39	$16.87	$16.71	$16.01
Guest Spending	$36.89	$37.44	$37.97	$37.82	$36.58
Total Revenue	$37.93	$38.99	$40.30	$39.64	$38.36
P&L Summary:					
Ticket	$522.7	$524.2	$534.8	$523.6	$489.5
In Park	393.8	408.0	427.5	414.5	381.0
Sponsorship, International Licensing, Other Fees	25.7	38.6	59.0	50.0	42.4
Revenues	$942.2	$970.8	$1,021.3	$988.1	$912.9
Cost of Sales	(80.0)	(81.5)	(86.5)	(85.3)	(76.9)
Gross Margin	862.2	889.4	934.8	902.8	836.0
Cash Operating Expenses	(636.9)	(661.5)	(627.4)	(653.6)	(619.6)
Modified EBITDA	$225.3	$227.8	$307.5	$249.1	$216.3
Modified EBITDA Margin	*23.9%*	*23.5%*	*30.1%*	*25.2%*	*23.7%*
Min Int in EBITDA / EinE EBITDA	(44.3)	(38.2)	(32.2)	(29.1)	(22.6)
Adjusted EBITDA	**$180.9**	**$189.6**	**$275.3**	**$220.0**	**$193.7**
Less: Non-Cash dcp/HWP Equity in Earnings	(0.8)	(5.6)	(8.5)	N/A	(12.5)
Less: EBITDA of Partnership Parks	(22.9)	(20.4)	(26.3)	N/A	(14.9)
SFTP Cash Adjusted EBITDA	**$157.3**	**$163.7**	**$240.4**	N/A	**$166.4**

2

Confidential

Summary of LRP

- Six Flags' long-range business plan ("LRP") projects revenues to grow at a compound annual growth rate of 3.8% driven by growth in attendance, per capita spending, and sponsorship and licensing revenue.
  - As outlined on the following page, this is at a growth rate significantly above industry and other industry players' estimates.
- The Company expects to be able to achieve this revenue growth with only minimal increases in cash operating expenses and reduced capital expenditure levels from historical levels.

Consolidated and SFTP Cash Adjusted EBITDA in Long Range Plan

(in millions except Per Caps)	2009E	2010 Plan	2011 Plan	2012 Plan	2013 Plan	09-'13 CAGR
Attendance	23.8	24.8	25.3	25.3	25.5	1.7%
Per Caps:						
Ticket	$20.57	$20.43	$20.83	$21.04	$21.26	0.8%
In Park	$16.01	$15.98	$16.33	$16.85	$17.10	1.7%
Guest Spending	$36.58	$36.41	$37.16	$37.89	$38.36	1.2%
Total Revenue	$38.36	$38.52	$39.61	$40.66	$41.50	2.0%
P&L Summary:						
Ticket	$489.5	$505.7	$526.9	$532.2	$542.3	2.6%
In Park	381.0	395.6	413.3	426.4	436.0	3.4%
Spons, Int'l, Other Fees	42.4	52.0	62.0	70.0	80.0	17.2%
Revenues	$912.9	$953.3	$1,002.2	$1,028.6	$1,058.2	3.8%
Cost of Sales	(76.9)	(81.2)	(83.2)	(85.8)	(87.8)	
Gross Margin	836.0	872.1	919.0	942.8	970.5	
Cash Operating Expenses	(619.6)	(619.0)	(638.0)	(634.0)	(639.0)	0.8%
Modified EBITDA	$216.3	$253.1	$281.0	$308.8	$331.5	
Modified EBITDA Margin	*23.7%*	*26.6%*	*28.0%*	*30.0%*	*31.3%*	
Min Int in EBITDA/EinE EBITDA	(22.6)	(22.1)	(20.0)	(17.8)	(15.5)	
Adjusted EBITDA	**$193.7**	**$231.0**	**$261.0**	**$291.0**	**$316.0**	**13.0%**
Less: Non-Cash dep/HWP Equity in Earnings	(12.5)	(10.5)	(10.5)	(10.5)	(10.5)	
Less: EBITDA of Partnership Parks	(14.9)	(28.7)	(32.3)	(39.5)	(45.8)	
SFTP Cash Adjusted EBITDA	**$166.4**	**$191.8**	**$218.2**	**$241.0**	**$259.7**	**11.8%**

3

Confidential 4 Aggressive Business Plan Six Flags vs. Industry vs. Cedar Fair Projected Revenue Growth Six Flags Adj. EBITDA vs. Cedar Fair EBITDA Growth The Company’s projections based on the LRP show significant growth as compared to the industry and its most direct comparable. IBISWorld, an independent industry research provider, is projecting the theme park and amusement park industry to grow at a CAGR of 1.9% from 2009 to 2013(1). Cedar Fair, per its proxy dated January 8, 2010, is projecting revenue growth of 3.1% over the same period. Six Flags is forecasting a more aggressive CAGR of 3.8% through 2013, 70 basis points higher than Cedar Fair and 190 basis points higher than the industry forecast from IBISWorld. More significantly, Six Flags’ Adjusted EBITDA is projected to grow at a CAGR of approximately 13% during the projection period, a growth rate almost 1,000 basis points higher than Cedar Fair’s projected EBITDA growth rate 3.4% over the same period. (1) IBISWorld report dated December 1, 2009. 4.4% 5.1% 2.6% 2.9% 5.5% 2.2% 2.4% 2.4% (2.0%) 3.7% 3.0% 2.9% (2.0%) (1.0%) 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 2010 2011 2012 2013 Six Flags Revenue Growth Cedar Fair Revenue Growth Industry Revenue Growth Six Flags CAGR: 3.8% Cedar Fair CAGR: 3.1% Industry CAGR: 1.9% 19.3% 13.0% 11.5% 8.6% 6.5% 2.0% 2.5% 2.5% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 2010 2011 2012 2013 Six Flags Adjusted EBITDA Growth Cedar Fair EBITDA Growth Six Flags CAGR: 13.0% Cedar Fair CAGR: 3.4%

Confidential

Significant Variability in Business

- Below is a summary of (i) the Company's historical park-by-park "stretch" targets; (ii) the Company's historical consolidated corporate budgets which include a "topside" adjustment; and (iii) actual results for fiscal years 2006 through 2009.
  - The Company's "stretch" targets on a park-level basis have been extremely aggressive, with the intention of stretching park-level management to outperform expectations. Similarly, the actual results have underperformed even versus the consolidated corporate budget.
    - Given that the Company generates the majority of its revenue and in excess of 100% of its annual Adjusted EBITDA (e.g. approximately 132% of its Adjusted EBITDA for fiscal 2009) during its 12-week peak operating season, and primarily on the weekends during that period, actual financial performance can vary significantly from budget, especially if unexpected events or conditions occur, such as a swine flu or inclement weather, particularly on the weekends. The short operating season combined with significant year-over-year volatility due to these uncontrollable variables makes it inherently difficult to budget as illustrated in the variance between the Company's budgeted versus actual results over the past four years.
  - ***As demonstrated below, 3 out of the last 4 years (2006, 2007, and 2009) have resulted in actual consolidated Adjusted EBITDA of approximately $190 million or less.***
    - ***Average annual Adjusted EBITDA during 2006 through 2009 has been approximately $210 million.***

Budgets vs. Actuals

($ in millions)

		2010	2009	2008	2007	2006
Remaining Parks (1)		$362.3	$382.8	$371.9	$362.5	$475.0
Corporate and Timing		(47.8)	(46.7)	(27.4)	(52.3)	(61.9)
EBITDA - PARK-BY-PARK ROLL-UP		**$314.5**	**$336.1**	**$344.6**	**$310.2**	**$413.2**
Less: Minority Interest EBITDA / Equity in Earnings EBITDA		(22.1)	(29.1)	(33.6)	(47.0)	(50.6)
ADJUSTED EBITDA - PRIOR TO TOPSIDE CORP. ADJ.	(A)	**$292.4**	**$307.0**	**$311.0**	**$263.2**	**$362.6**
Less: Topside Corporate Adjustment		(61.4)	(87.0)	(31.0)	(17.2)	(79.3)
ADJUSTED EBITDA	(B)	**$231.0**	**$220.0**	**$280.0**	**$246.0**	**$283.3**
Actual ADJUSTED EBITDA (1)(2)	(C)		**$193.7**	**$275.3**	**$189.6**	**$180.9**
Variance to Adjusted EBITDA Prior to Topside Corporate Adjustment	(C - A)		**($113.3)**	**($35.7)**	**($73.6)**	**($181.7)**
Variance to Adjusted EBITDA	(C - B)		**($26.3)**	**($4.7)**	**($56.4)**	**($102.4)**

(1) Excludes parks sold in the Parc 7 sale in January 2007 for consistent comparison
(2) 2009 actual number is estimated

5

Confidential

SFTP Cash Adjusted EBITDA

- The Company's "Adjusted EBITDA" (as reported in its SEC filings as a key operating performance metric) includes portions of EBITDA which are non-cash and/or required to service debt other than that issued by SFTP and/or SFI, which has not been consolidated into SFTP or SFI from an accounting standpoint:
  - The Company owns approximately 39.2% of dcp and 41.0% of HWP, and in accordance with GAAP, accounts for each respective percentage of EBITDA in its consolidated Adjusted EBITDA. However, the EBITDA from dcp and HWP has historically been non-cash (and is projected to remain non-cash for the foreseeable future), in part because each of dcp and HWP has its respective debt to service (this dcp and HWP debt is not consolidated on Six Flags' balance sheet since these assets are not majority owned); and
    - It should be noted that management fees from dcp and HWP of approximately $1.7 million are received in cash and included in "SFTP Cash Adjusted EBITDA" as shown below.
  - SFI's portion through GP Holdings of annual distribution from EBITDA of the Partnership Parks must be used to (i) make-up any deficiencies in required capital expenditures and/or working capital funding at the Partnership Parks; and (ii) purchase annual Partnership units that are "put" by limited partnership unitholders to the Partnership Parks and/or service the Partnership Park "put" facility, as provided by Time Warner (i.e. the existing and any future Time Warner facility).
- Set forth below are the historical and projected SFTP Cash Adjusted EBITDA levels in the Company's LRP.
  - After accounting for the non-cash components of Adjusted EBITDA and certain necessary operating claims on cash flow prior to debt service, the amount of cash flow available to service debt is approximately $69.6 million in 2010 and $89.4 million in 2011.

SFTP Cash Adjusted EBITDA

($ in millions)	2007	2008	2009	2010	2011	2012	2013	Comments
Adjusted EBITDA	$189.6	$275.3	$193.7	$231.0	$261.0	$291.0	$316.0	Often mis-classified as "Representative EBITDA" for valuation & leverage calculations
Less: Non-Cash dcp/HWP Equity in Earnings	(5.6)	(8.5)	(12.5)	(10.5)	(10.5)	(10.5)	(10.5)	dcp & HWP service their own debt and do not contribute cash to Six Flags
Less: EBITDA of Partnership Parks	(20.4)	(26.3)	(14.9)	(28.7)	(32.3)	(39.5)	(45.8)	Needed to service TW Debt. If "puts" are less than forecasted, EBITDA contribution from Partnership Parks will be lower.
SFTP Cash Adjusted EBITDA	**$163.7**	**$240.4**	**$166.4**	**$191.8**	**$218.2**	**$241.0**	**$259.7**	Cash **EBITDA** from **SFTP** Parks
Less: Partnership Parks Funding Cash Flow / (Shortfall)			(10.7)	(27.2)	(41.6)	(20.3)	4.9	
Less: SFTP Capex			(81.0)	(77.3)	(69.9)	(70.7)	(75.6)	
Less: SFTP Cash Taxes			(8.5)	(9.4)	(9.4)	(9.4)	(9.3)	
Less: Working Capital and Other			35.5	(29.4)	(7.9)	(4.2)	(4.2)	
Cash Flow Available to Service Debt			$101.7	$48.6	$89.4	$136.4	$175.4	
One-time adjustment for Pre-petition trade claims			(21.0)	21.0	0.0	0.0	0.0	
Pro Forma Cash Flow Available to Service Debt			$80.7	$69.6	$89.4	$136.4	$175.4	

Note: The above was filed in an 8-K dated January 22, 2010.

6

Confidential

Comparable Company Debt Capacity Metrics (1)

- Recent transactions, particularly the two leveraged buyouts of directly comparable theme park operators (Blackstone's purchase of Busch Entertainment Corporation (closed November 2009) and Apollo's pending purchase of Cedar Fair LP) provide relevant debt capacity metrics for Six Flags.
  - Blackstone and Apollo are large private equity funds that specialize in purchasing companies via leveraged buyouts. These types of private equity funds seek to leverage portfolio companies at or near maximum debt capacity in order to minimize the amount of equity required to purchase a company and maximize equity returns.
  - The acquisitions of Busch Entertainment Corporation and Cedar Fair LP offer relevant debt capacity metrics given the direct comparability to Six Flags subject to adjustment for issues unique to Six Flags.
  - Universal Orlando is also a Blackstone private equity-owned and sponsored company which recently refinanced its debt (November 2009) and therefore is also a somewhat relevant comparison; however, its business is less seasonal, and it is a destination resort with multiple hotel properties in Florida.

Summary of Precedent Transaction Credit Statistics

	Debt / Total Cap	Committed Debt / EBITDA LTM	Committed Debt / EBITDA NFY	EBITDA / Interest LTM	EBITDA / Interest NFY	(EBITDA - Capex) / Interest LTM	(EBITDA - Capex) / Interest NFY
Cedar Fair LP (pending) (2)	72.0%	6.08x	5.70x	2.61x	2.78x	2.05x	2.09x
Busch Entertainment Corporation	63.0%	4.36x	n/a	3.27x	n/a	n/a	n/a
Universal Orlando	n/a	6.15x	n/a	2.24x	n/a	n/a	n/a
Low	19.5%	4.36x	5.70x	2.24x	2.78x	2.05x	2.09x
High	48.8%	6.15x	5.70x	3.27x	2.78x	2.05x	2.09x
Median	**28.6%**	**6.08x**	**5.70x**	**2.61x**	**2.78x**	**2.05x**	**2.09x**
Mean	**32.3%**	**5.53x**	**5.70x**	**2.70x**	**2.78x**	**2.05x**	**2.09x**
Reorganized Six Flags (3)	**45.0%**	**4.99x**	**4.33x**	**3.64x**	**4.19x**	**1.87x**	**2.50x**
SFI Alternative Proposal	**81.1%**	**7.66x**	**6.65x**	**1.59x**	**1.83x**	**0.82x**	**1.09x**

- As compared to the private equity sponsor-owned companies, Reorganized Six Flags under the Debtors' Plan would be leveraged at Committed Debt / FYE 2009 SFTP Cash Adjusted EBITDA of 4.99x, versus a range of 4.36x for Busch Entertainment and 6.15x for Universal Orlando and a midpoint leverage multiple of the three LBOs of 5.53x.
  - However, under the SFI Alternative Proposal, Reorganized Six Flags would be leveraged at Committed Debt / FYE 2009 SFTP Cash Adjusted EBITDA of 7.7x, which would exceed all of the acquisition multiples of the three LBOs.

(1) As prepared by Houlihan Lokey Howard & Zukin Capital, Inc., financial advisor to the Debtors.
(2) Figures based on Cedar Fair proxy dated January 8, 2010. Assumes 12% interest rate on contemplated $500 million of unsecured notes.
(3) Current Exit Financing structure with $730 million Term Loan and $100 million Revolver. Assumes SFTP Cash Adjusted EBITDA of $166.4mm in 2009 and $191.8mm in 2010.

7

Confidential

Cash Flow Available for Debt Service

- After accounting for the non-cash components of Adjusted EBITDA and certain necessary operating claims on cash flow prior to debt service, the projected amount of cash flow available to service SFTP debt is approximately $69.6 million in 2010 (after adding back the one-time working capital requirement of $21 million to pay pre-petition trade claims in full) and approximately $89.4 million in 2011.
  - The revolver and term loan interest expense for 2010 (after adjusting to annualize) is approximately $45 million. In addition, the term loan is expected to contain approximately $6.8 million of required annual amortization, bringing the total SFTP debt service requirement to almost $52 million.
- Thus, in 2010 the debt service requirements ($52 million) will consume more than 75% of the cash flow available from operations ($69.6 million), leaving little additional room for debt capacity assuming the growth in the LRP is realized from 2009.
  - Alternatively, under the SFI Alternative Proposal, debt service requirements of approximately $115 million would consume over 100% of the cash flow available for debt service in both 2010 and 2011.

Cash Flow Available for Debt Service

($ in millions)

	2009	2010	2011	2012	2013	Comments
Adjusted **EBITDA**	$193.7	$231.0	$261.0	$291.0	$316.0	Often mis-classified as "Representative EBITDA" for valuation & leverage calculations
Less: Non-Cash dcp/HWP Equity in Earnings	(12.5)	(10.5)	(10.5)	(10.5)	(10.5)	dcp & HWP service their own debt and do not contribute cash to Six Flags
Less: EBITDA of Partnership Parks	(14.9)	(28.7)	(32.3)	(39.5)	(45.8)	Needed to service TW Debt. If "puts" are less than forecasted, EBITDA contribution from Partnership Parks will be lower.
SFTP Cash Adjusted EBITDA	**$166.4**	**$191.8**	**$218.2**	**$241.0**	**$259.7**	Cash **EBITDA** from **SFTP Parks**
Less: Partnership Parks Funding Cash Flow / (Shortfall)	(10.7)	(27.2)	(41.6)	(20.3)	4.9	
Less: SFTP Capex	(81.0)	(77.3)	(69.9)	(70.7)	(75.6)	
Less: SFTP Cash Taxes	(8.5)	(9.4)	(9.4)	(9.4)	(9.3)	
Less: Working Capital and Other	35.5	(29.4)	(7.9)	(4.2)	(4.2)	Reflects assumed emergence date of April 15, 2010, with approximately $20mm of pre-petition trade claims paid in 2010
Cash Flow Available to Service Debt	$101.7	$48.6	$89.4	$136.4	$175.4	
One-time adjustment for Pre-petition trade claims	(21.0)	21.0	0.0	0.0	0.0	
Pro Forma Cash Flow Available to Service Debt	$80.7	$69.6	$89.4	$136.4	$175.4	

PARTNERSHIP PARK PROJECTED FUNDING DETAIL

	2009	2010	2011	2012	2013	Comments
Partnership Park EBITDA	$49.9	$61.3	$62.9	$67.8	$71.8	
Less: Third Party Pref. Distribution	(34.8)	(32.6)	(30.5)	(28.3)	(26.0)	Contractual payment to third party limited partners per Partnership Park Agreements
Existing Time Warner Loan Paydown (incl. accrued inte	(25.9)	(29.0)	(4.9)	0.0	0.0	SFI's beneficial interest in the Pref. Distributions from historical & projected puts must pay down the TW loans.
New Time Warner Loan Paydown (incl. accrued interest	0.0	0.0	(32.9)	(23.3)	(15.0)	
SFTP Funding of Puts	(6.0)	(10.0)	(12.5)	(15.0)	(15.0)	Per contemplated new agreement with Time Warner, SFTP must fund the first $10mm of puts in 2010, first $12.5mm in 2011, and first $15mm thereafter. Assumes $30mm of total puts per year.
Capital Expenditures	(10.0)	(13.7)	(16.1)	(10.3)	(10.4)	
Changes in Working Capital	1.5	(1.0)	0.5	(1.0)	0.4	
Cash Taxes	(0.5)	(0.6)	(0.6)	(0.6)	(0.7)	
Non-TW Interest and Cap Lease Payments	(0.5)	(1.6)	(1.4)	(0.5)	(0.2)	
Inc / (Dec) in Restricted Cash	15.6	0.0	(6.0)	(9.0)	0.0	
Partnership Park Funding Cash Flow / (Shortfall)	($10.7)	($27.2)	($41.6)	($20.3)	$4.9	

Note: The above was filed in an 8-K dated January 22, 2010.

8

Confidential 9 Credit Statistics and Moody’s Rating Set forth below are the credit statistics under the Debtors’ Plan and the SFI Alternative Proposal The Debtors’ Plan results in healthy (but not overly conservative) leverage and coverage statistics, considering the approximate 13% CAGR of Adjusted EBITDA in the LRP. Conversely, the SFI Alternative Proposal renders the Company overleveraged for a significant period of time, with insufficient interest coverage to support the $1.275 billion of debt. Moody’s rated the Company’s credit profile at B1 and liquidity rating at SGL4 (their lowest rating) on the proposed $830 million secured credit facility citing the unique risk of the “puts”. In comparison, Moody’s also tentatively has given Cedar Fair LP a B1 corporate family rating for its pending transaction with Apollo. This implies that Moody’s views the credit profile of SFTP post-emergence (with $830 million of Total Committed SFTP Debt, plus the unique “put” risk, including the Time Warner financing) to be the same as that of Cedar Fair post-acquisition (with $1.95 billion of committed debt). Leverage and Coverage Statistics (1) Excludes interest expense related to revolving credit facility. ($ in millions) 2009 2010 2011 2012 2013 SFTP Cash Adjusted EBITDA $166.4 $191.8 $218.2 $241.0 $259.7 Pro Forma Cash Flow Available to Service Debt $80.7 $69.6 $89.4 $136.4 $175.4 DEBTORS' PLAN - SFTP CREDIT STATISTICS Assumed Funded Net Debt $680.0 $676.6 $669.8 $663.0 $656.2 Assumed Committed Debt $830.0 $826.6 $819.8 $813.0 $806.2 Assumed Interest Expense (1) $42.5 $42.3 $41.9 $41.4 $41.0 Funded Debt / SFTP Cash Adjusted EBITDA 4.1x 3.5x 3.1x 2.8x 2.5x Committed Debt / SFTP Cash Adjusted EBITDA 5.0x 4.3x 3.8x 3.4x 3.1x SFTP Cash Adjusted EBITDA Interest Coverage Ratio 3.9x 4.5x 5.2x 5.8x 6.3x Fixed Charge Coverage Ratio 1.9x 1.6x 2.1x 3.3x 4.3x SFI ALTERNATIVE PROPOSAL - SFTP CREDIT STATISTICS Assumed Funded Debt $1,225.0 $1,221.1 $1,213.4 $1,205.6 $1,197.9 Assumed Committed Debt $1,275.0 $1,275.0 $1,275.0 $1,275.0 $1,275.0 Assumed Interest Expense (1) $104.7 $104.4 $104.0 $103.5 $103.0 Funded Debt / SFTP Cash Adjusted EBITDA 7.4x 6.4x 5.6x 5.0x 4.6x Committed Debt / SFTP Cash Adjusted EBITDA 7.7x 6.6x 5.8x 5.3x 4.9x SFTP Cash Adjusted EBITDA Interest Coverage Ratio 1.6x 1.8x 2.1x 2.3x 2.5x Fixed Charge Coverage Ratio 0.8x 0.7x 0.9x 1.3x 1.7x

Confidential

Liquidity under Various Sensitivities (1)

- The Debtors' Plan with the Court-approved exit financing provides for appropriate cushion from a liquidity perspective, as set forth in the chart below.
  - Under the LRP, the Company's available liquidity trough is expected to occur in May 2011. Assuming the capital structure under the Debtors' Plan, the Company would have approximately $40 million of total available liquidity in May 2011.
    - This liquidity would be entirely consumed by a 2% decline in per caps and a 500,000 to 600,000 decline in attendance.
  - Due to the inherent volatility of the Company's business and performance discussed previously on pages 2 through 4, Houlihan Lokey ran various sensitivities to the projections to ensure that the available liquidity will still provide the Company sufficient liquidity to operate:
    - Under the first scenario, the Company returns to an Adjusted EBITDA level in 2010 and 2011 that is the approximate average of the past four years ($210 million total, assuming the same monthly proportion of Adjusted EBITDA as was projected). This sensitivity resulted in a trough liquidity in May 2011 of approximately $30 million.
    - Under the second scenario, the Company in 2010 and 2011 repeats its performance of 2009 Adjusted EBITDA of approximately $193.7 million (but with the same proportion as was projected for those years). This sensitivity resulted in a trough available liquidity of approximately $15 million.
- Given these sensitivities, Houlihan Lokey concluded that available liquidity will be sufficient unless severe unfavorable variances beyond those contemplated herein occur going forward.


$350.0
$300.0
$250.0
$200.0
$150.0
$100.0
$50.0
$0.0
Liquidity Position
Emergence
Apr-10
Jul-10
Oct-10
Jan-11
Apr-11
Jul-11
Oct-11
Current Projections
2010 & 2011 Flat to 2009 ($193.7mm)
2010 & 2011 Historical Average of 2006-2009 ($210mm)

(1) As prepared by Houlihan Lokey Howard & Zukin Capital, Inc., financial advisor to the Debtors.

10

Six Flags, Inc. Confidential 11 Liquidity under Various Sensitivities (cont.) (1) As set forth on the following page, given the inherent volatility of the Company’s business, the SFI Alternative Proposal does not provide the Company with sufficient operating flexibility and adequate liquidity even if (i) Time Warner provides the same “put” financing and (ii) the flex provisions in the draft debt commitment papers are not triggered. Under the LRP projections, the Company would have approximately $8 million of available liquidity at its peak liquidity need in May 2011. Under the first sensitivity scenario discussed on the previous page (Adjusted EBITDA in 2010 and 2011 of $210 million), the Company would have a liquidity shortfall of approximately $5 million in May 2011. Under the second sensitivity scenarios discussed on the previous page (Adjusted EBITDA in 2010 and 2011 of $193.7 million), the Company would have a liquidity shortfall of approximately $18 million in May 2011. Also on the next page are these same three scenarios assuming (i) certain “flex provisions” in the proposed debt underwriter’s interest (increase in revolver and first lien term loan all-in interest rate from 6.25% to 7.25%) and percentage annual amortization (increase of first lien term loan amortization from 1% to 2%) are triggered; or (ii) Time Warner does not provide “put” financing as contemplated in the Debtors’ Current Plan. These scenarios result in liquidity shortfalls even under the LRP projections, as well as both sensitivities. Please note that the “flex” sensitivities contemplated in the proposed debt underwriter’s draft commitment papers allow for even higher increases than those contemplated herein, in terms of both interest rate and amortization in the event that there is not a successful syndication. Lastly, each of the Partnership Parks has its own revolving credit facility to fund working capital needs. These Partnership Park revolving credit facilities are projected to be drawn to an aggregate of $10 million in each of May 2010 and May 2011. Those revolving credit facilities are provided by JP Morgan Chase and renew annually and are currently in renewal discussions. The Partnership Parks will either need to renew the revolvers, find replacement revolvers or face an incremental liquidity shortfall of $10 million. (1) As prepared by Houlihan Lokey Howard & Zukin Capital, Inc., financial advisor to the Debtors.

Confidential 12 Liquidity under Various Sensitivities (cont.) (1) Current Projections 2010 & 2011 Flat to 2009 ($193.7mm) 2010 & 2011 Historical Average of 2006-2009 ($210mm) Alt. Proposal – 1% Interest Rate and 1% Amort. Flex (2) Alternative Proposal – No Time Warner Alternative Proposal Current Debtors’ Plan (1) As prepared by Houlihan Lokey Howard & Zukin Capital, Inc., financial advisor to the Debtors. (2) Interest rate flex only on Revolver and First Lien Term Loan. ($100.0) ($50.0) $0.0 $50.0 $100.0 $150.0 $200.0 $250.0 $300.0 $350.0 Apr-10 Jul-10 Oct-10 Jan-11 Apr-11 Jul-11 Oct-11 Liquidity Position ($100.0) ($50.0) $0.0 $50.0 $100.0 $150.0 $200.0 $250.0 $300.0 $350.0 Apr-10 Jul-10 Oct-10 Jan-11 Apr-11 Jul-11 Oct-11 Liquidity Position ($100.0) ($50.0) $0.0 $50.0 $100.0 $150.0 $200.0 $250.0 $300.0 $350.0 Apr-10 Jul-10 Oct-10 Jan-11 Apr-11 Jul-11 Oct-11 Liquidity Position ($100.0) ($50.0) $0.0 $50.0 $100.0 $150.0 $200.0 $250.0 $300.0 $350.0 Apr-10 Jul-10 Oct-10 Jan-11 Apr-11 Jul-11 Oct-11 Liquidity Position